SCHEDULE B

Contracts and Policies for Pruco Life Insurance Company

•	PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)
•	PruLife® Universal Plus (“UL”)
•	PruLife® Universal Protector (“UL”)
•	Term Elite®
•	Term Essential®
•	PruLife® Return of Premium Term
•	PruTerm WorkLife 65SM
•	PruLife® SUL Protector
•	VUL Protector®
•	PruLife® Index Advantage Universal Life (UL)
•	PruLife® Founders Plus UL

•	M PremierSM VUL* (Flexible Premium Variable Universal Life Insurance Contract)
•	M PremierSM VUL Protector® (Individual Flexible Variable Universal Life Insurance Contract)
•	Magnastar Variable Universal Life Contract (Private Placement Variable Universal Life Insurance Contract)

Contracts and Policies for Pruco Life Insurance Company of New Jersey

•	PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)
•	PruLife Universal Protector (“UL”)
•	PruLife® Universal Plus (“UL”)
•	Term Elite®
•	Term Essential®
•	PruLife® Return of Premium Term
•	PruTerm WorkLife 65 SM
•	PruLife® SUL Protector
•	VUL Protector®
•	PruLife® Index Advantage Universal Life (UL)
•	PruLife® Founders Plus UL

•	M PremierSM VUL* (Flexible Premium Variable Universal Life Insurance Contract)
•	M PremierSM VUL Protector® (Individual Flexible Variable Universal Life Insurance Contract)

* Securities under the Securities Act of 1933